UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013 (June 13, 2013)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 13, 2013, F.N.B. Corporation, the parent company of First National Bank of Pennsylvania, and BCSB Bancorp, Inc., the parent company of Baltimore County Savings Bank, entered into an Agreement and Plan of Merger, pursuant to which BCSB Bancorp will merge with and into F.N.B.  As a result of the merger, the separate corporate existence of BCSB Bancorp will cease and F.N.B. will continue as the surviving corporation.  The merger is expected to be completed in the first quarter of 2014, subject to approval of the merger by BCSB Bancorp shareholders, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.  Immediately after the merger is completed, Baltimore County Savings Bank, a Maryland-chartered commercial bank, is to merge with and into First National Bank of Pennsylvania, a national association, with First National Bank of Pennsylvania being the surviving entity.

In the merger between BCSB Bancorp and F.N.B., all of the outstanding shares of BCSB Bancorp common stock will be cancelled, and shareholders of BCSB Bancorp will receive 2.08 shares of F.N.B. common stock for each share of BCSB Bancorp common stock they own.  The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of BCSB Bancorp.

The merger agreement contains various customary representations, warranties and covenants by BCSB Bancorp  and F.N.B.  BCSB Bancorp and F.N.B. agreed to conduct their respective businesses in the ordinary course and forbear from taking certain actions while the merger is pending.  In addition, BCSB Bancorp agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

Upon completion of the merger, outstanding BCSB Bancorp stock options and share awards relating to shares of BCSB Bancorp common stock will be converted into options and share awards relating to shares of F.N.B. common stock, subject to adjustments based on the fixed exchange ratio of 2.08 shares of F.N.B. common stock per share of BCSB Bancorp common stock.

The merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the merger by BCSB Bancorp shareholders, the registration of the offering of the F.N.B. common stock to the BCSB Bancorp shareholders under the Securities Act of 1933, the listing of such stock for trading on the New York Stock Exchange, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, receipt of tax opinions from each party’s respective tax counsel, and the absence of any injunctions or other legal restraints.

The merger agreement contains termination rights which may be exercised by BCSB Bancorp or F.N.B. in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger by April 30, 2014; the other party has committed a breach of a representation, warranty or covenant which would prevent a closing condition from being satisfied and the breach is not or cannot be cured within 30 days; or BCSB Bancorp’s shareholders failed to approve the merger.  In addition, BCSB Bancorp may terminate the merger agreement to enter into an alternative business combination transaction pursuant to a “superior proposal”, as defined by the merger agreement, or if, during a specified period prior to the closing of the merger, the average closing price of F.N.B. common stock is less than 75% of its average closing price over the 10 trading days immediately prior to the execution of the merger agreement, and F.N.B. common stock underperforms a specified peer group index by more than 20%.  If the merger agreement is terminated under certain circumstances, BCSB Bancorp has agreed to pay F.N.B. a termination fee of $3.25 million.

In connection with the merger agreement, each of the persons currently serving as a director of BCSB Bancorp entered into a voting agreement with F.N.B. in which he agreed, among other things, to vote his shares of BCSB Bancorp common stock in favor of the merger.

The foregoing summary of the merger agreement and the voting agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of those agreements.  As such, the merger agreement, which is attached hereto as Exhibit 2.1, is incorporated herein by reference; and the form of voting agreement, which is an exhibit to the merger agreement, is also incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the merger agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except as the result of a willful breach, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding F.N.B., BCSB Bancorp, their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding F.N.B. or BCSB Bancorp, their respective affiliates or their respective businesses, the merger agreement and the merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of F.N.B. that will include a proxy statement of BCSB Bancorp and a prospectus of F.N.B., as well as in the Forms 10-K, Forms 10-Q and other filings that each of F.N.B. and BCSB Bancorp make with the SEC.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and F.N.B. assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in F.N.B.’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by BCSB Bancorp shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the F.N.B. and BCSB Bancorp businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; difficulties experienced by F.N.B. in expanding its business and operations in the Baltimore, MD market area, including retention of customers and key personnel of BCSB Bancorp and its subsidiary Baltimore County Savings Bank; customer acceptance of F.N.B. products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information About the Merger

In connection with the merger, F.N.B. will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of BCSB Bancorp and a Prospectus of F.N.B., as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF BCSB BANCORP, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and BCSB Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents BCSB Bancorp, Inc. has filed with the SEC by contacting Joseph J. Bouffard, President and Chief Executive Officer, BCSB Bancorp, Inc., 4111 East Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B. and BCSB Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BCSB Bancorp in connection with the merger. Information concerning such participants’ ownership of BCSB Bancorp, Inc. common stock will be set forth in the Proxy Statement/Prospectus regarding the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

2.1

Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie
Chief Legal Officer

Date: June 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)